UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 31, 2016

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,

including zip code)

voice: (713) 353-9400

fax: (713) 353-9421

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 1, 2015, Hyperdynamics Corporation (“we,” “our,” or the “Company”) entered into employment agreements with each of Paolo Amoruso, our Vice President of Commercial and Legal and Corporate Secretary, and David Wesson, our Vice President and Chief Financial Officer.  The Amoruso and Wesson’s Employment Agreements appear as Exhibits 10.19 and 10.20 to the Form 8-K filed by the Company on October 7, 2015.  The Company and Ray Leonard, the Company’s Chief Executive Officer, is also a party to an Amended and Restated Employment Agreement dated July 23, 2012, which was filed with the Commission as Exhibit 10.5 to Form 10-K on September 13, 2012.

Each of the Employment Agreements provide for an annual term ending June 30th of each year, which automatically renews for successive one year periods unless notice of non-renewal is given by May 31 by either the Company or the executive officer.  On May 26, the Company provided each of the executives a letter requesting to defer until August 31, 2016, the time period by which the executive or the Company could deliver notice of non-renewal.  Mr. Leonard agreed to the terms of the letter and deferred the period during which notice could be given.  The extension does not otherwise change or affect any of the terms of Mr. Leonard’s Employment Agreement, provided however, no other rights to additional compensation or benefits shall accrue in favor of Mr. Leonard during the deferral period unless and until it is determined whether Mr. Leonard’s Employment Agreement is renewed for an additional one year term commencing July 1, 2016.

Messrs. Amoruso and Wesson did not agree to the terms of the deferral letter and as a result, effective as of May 31, 2016, the Company elected not to renew the term of Messrs. Amoruso and Wesson’s Employment Agreements.  Non-renewal does not affect Messrs. Amoruso and Wesson’s status as executive officers of or their employment with the Company.  Non-renewal also does not otherwise change or affect any of the terms of their Employment Agreements or any accrued but unpaid compensation or benefits under their respective Employment Agreements.

Messrs. Amoruso and Wesson’s employment ends upon the expiration of their existing Employment Agreements on June 30, 2016 due to the Company’s notice on non-renewal. The Company may seek to enter into new arrangements with Messrs. Amoruso and/or Wesson prior to the June 30, 2016 expiration of their existing Employment Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	June 6, 2016	By:	/s/ RAY LEONARD
		Name:	Ray Leonard
		Title:	Chief Executive Officer